Exhibit 10.8

INDEMNIFICATION AGREEMENT

This Agreement is made this __ day of ____________, 20__, by and between Microsoft Corporation, a Washington corporation (the “Company”) and _______________ (“Indemnitee”), a director of the Company and Hugh F. Johnston (the “Beneficiaries’ Representative”), and is effective as of the date that Indemnitee first became a director and/or executive officer of the Company.

WHEREAS, there is a general awareness that competent and experienced persons are becoming more reluctant to serve as directors or executive officers of publicly-held corporations unless they are protected by comprehensive policies of insurance or indemnification, due to the increasing number of lawsuits against such corporations and their directors and officers, the attendant expense of defending against such lawsuits, and the exposure of such directors and officers to unreasonably high damages;

WHEREAS, present laws and interpretations are frequently too uncertain to provide such officers and directors with adequate, reliable knowledge of the legal risks to which they may be exposed as a result of serving the corporation;

WHEREAS, the Board of Directors has concluded that its directors and executive officers should be provided with protection against such risks in order to insure that the most capable persons will be attracted to such positions; and, therefore, has determined to contractually obligate itself to indemnify in a reasonable manner its directors and executive officers and to assume for itself the liability for expenses and damages in connection with claims lodged against its directors and executive officers as a result of their service to the Company;

WHEREAS, applicable law empowers corporations to indemnify persons serving as a director, officer, employee, or agent of the corporation or a person who serves at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, and further empowers a corporation to purchase and maintain insurance (on behalf of such persons) against liability which may be asserted against Indemnitee or incurred by Indemnitee in any such capacity, or arising out of Indemnitee’s status as such, whether or not the corporation would have the power to indemnify against such liability under the provisions of said laws;

WHEREAS, the Board of Directors has concluded that, due to the high cost and other negative features of the coverage under presently available directors’ and officers’ liability insurance, at this time it would not be in the best interest of its shareholders for the Company to purchase and maintain such insurance in the amounts customarily held by similar corporations and that its shareholders’ interest would be better served by contracting to indemnify its executive officers and directors thereby reasonably self-insuring against such potential liabilities;

WHEREAS, the Company desires to have Indemnitee serve or continue to serve as a director or executive officer of the Company free from undue concern for damages by reason of Indemnitee being a director and/or executive officer of the Company or by reason of his or her decision or actions on its behalf, and Indemnitee is willing to serve, or to continue to serve, only if he or she is furnished the indemnity provided for hereinafter in one or more of such capacities; and

WHEREAS, the parties believe it appropriate to memorialize and reaffirm the Company’s indemnification obligations to Indemnitee and, in addition, to set forth the agreements contained herein.

NOW, THEREFORE, in consideration of the promises, conditions, representations, and warranties set forth herein, including the Indemnitee’s continued service to the Company, the Company and Indemnitee hereby agree as follows:

1.
Definitions. The following terms, as used herein, shall have the following respective meanings:

“Beneficiary” or “Beneficiaries” means an officer or director of the Company who qualifies as a Beneficiary under Section 1.1 of the Trust Agreement.

“Beneficiaries’ Representative” means a non-employee director of the Company, or other individual selected in accordance with the procedures set forth in Section 3.4 of the Trust Agreement.

“Board of Directors” means the board of directors of Microsoft Corporation.

“Claim or Claims” includes without limitation any threatened, pending, or completed action, suit, or proceeding whether civil, derivative, criminal, administrative, investigative, or otherwise, and includes any Claims by or in the right of the Company.

“Covered Amount” means Loss and Expenses which, in type or amount, are not insured under any D&O Insurance.

“Covered Act” means any act or omission (including without limitation any breach of duty, neglect, error, misstatement, misleading statement, or otherwise, or appearing as or preparing to be a witness) by Indemnitee, and any Claim against Indemnitee, by reason of the fact that Indemnitee is or was a director or officer of the Company, or of any subsidiary or division, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise.

“D&O Insurance” means any directors’ and officers’ liability insurance issued to the Company the proceeds of which are available for, and are tendered to, the Indemnitee.

“Determination” means a determination, based on the facts known at the time, made by:

(i)
A majority vote of a quorum of disinterested directors; or
(ii)
Independent legal counsel in a written opinion prepared at the request of a majority of a quorum of disinterested directors; or
(iii)
A majority of the disinterested shareholders of the Company; or
(iv)
A final order by a court of competent jurisdiction from which there is no further right of appeal.

“Determined” shall have a correlative meaning.

“Excluded Claim” means any payment for Losses or Expenses in connection with any Claim the payment of which is Ultimately Determined to be prohibited by the Washington Business Corporation Act, public policy, or other applicable law (including binding regulations and orders of, and undertakings or other commitments with, any governmental entity or agency) as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment).

“Expenses” means any reasonable expenses incurred by Indemnitee as a result of a Claim or Claims made against him for Covered Acts including, without limitation, counsel fees and costs of investigative, judicial, or administrative proceedings and any appeals.

“Fines” shall include any fine, penalty or, with respect to an employee benefit plan, any excise tax or penalty assessed with respect thereto.

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“Loss” means any amount which Indemnitee is legally obligated to pay as a result of any Claim or Claims made against him or her for Covered Acts including, without limitation, Fines, damages, judgments, and sums paid in settlement of any Claim or Claims.

“Trust Agreement” shall mean the Trust established between the Company and The Bank of New York Mellon Trust Company, N.A. (“Trustee”) attached as Exhibit A.

“Ultimate Determination” means the method of Determination set forth in clause (i), (ii), or (iii) of the above definition of Determination as selected by the Company, except that a final order from which there is no further right of appeal in any action in which Indemnitee seeks indemnification shall constitute the Ultimate Determination of the Indemnitee’s right to indemnification from the Company. “Ultimately Determined” shall have a correlative meaning.

2.
Indemnification. The Company agrees to indemnify and defend Indemnitee and hold him or her harmless from and against any and all Losses and Expenses subject, in each case, to the further provisions of this Agreement.
3.
Excluded Coverage. The Company shall have no obligation to indemnify Indemnitee for and hold him or her harmless from any Loss or Expense which has been Ultimately Determined to constitute an Excluded Claim or to the extent that Indemnitee has received the proceeds of D&O Insurance or to the extent that Indemnitee has otherwise been indemnified.
4.
Indemnification Procedures.
4.1
Notice. Promptly after receipt by Indemnitee of notice of the commencement of or the threat of commencement of any Claim, Indemnitee shall, if Indemnitee intends to seek indemnification with respect thereto from the Company under this Agreement, promptly notify the Company and the Beneficiaries’ Representative of the commencement thereof and shall keep the Company generally informed of, and consult with the Company with respect to, the status of any such Claim.
4.2
D&O Insurance Applicable. If, at the time of the receipt of such notice, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective policies in favor of Indemnitee. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all Losses and Expenses payable as a result of such Claim in accordance with the terms of such policies.
4.3
Advances of Expenses. The Company agrees to pay the Expenses of any such Claim in advance of the final disposition thereof to the extent payment for such Expenses is not promptly received from D&O Insurance or any other source of indemnity. The Company, if appropriate, shall be entitled to assume the defense of any Claim, with counsel satisfactory to Indemnitee, upon the delivery to Indemnitee of written notice of its election to assume the defense. After delivery of such notice and so long as the Company continues such defense, the Company will not be liable to Indemnitee under this Agreement for any legal or other Expenses subsequently incurred by the Indemnitee in connection with such defense other than Expenses of investigation and any out-of-pocket personal expenses incurred in preparing for and participating in the Claim. Indemnitee shall have the right to employ his or her counsel in any such Claim but the fees and expenses of such counsel incurred after delivery of notice from the Company of its assumption of such defense shall be at the Indemnitee’s expense provided that if (i) the employment of counsel by Indemnitee has been previously authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (iii) the Company shall not, in fact, have employed counsel which has assumed and continues the defense of such action, the fees and expenses of counsel shall be at the expense of the Company.

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4.4
Payment of Expenses. All payments on account of the Company’s indemnification obligations under this Agreement shall be made within sixty (60) days of Indemnitee’s written request therefor unless an Ultimate Determination is made that the claims giving rise to Indemnitee’s request are Excluded Claims or otherwise not payable under this Agreement, provided that all payments on account of the Company’s obligations under Section 4.3 of this Agreement prior to the final disposition of any Claim shall be made within twenty (20) days of Indemnitee’s written request therefor and such obligation shall not be subject to any such Ultimate Determination but shall be subject to this Agreement.
4.5
Indemnitee’s Obligation to Reimburse. Indemnitee agrees that he will reimburse the Company or the Trust, respectively, for all Losses and Expenses paid by the Company, or any Trustee of a Trust created by the Company, in connection with any Claim against Indemnitee in the event and only to the extent that an Ultimate Determination shall have been made that the Indemnitee is not entitled to be indemnified by the Company for such Losses and Expenses because the claim is an Excluded Claim or because Indemnitee is otherwise not entitled to payment under this Agreement.
5.
Settlement. The Company shall have no obligation to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Claim effected without the Company’s prior written consent except to the extent it is Ultimately Determined that such settlement is reasonable and in good faith. The Company shall not settle any claim in any manner which would impose any Fine or any obligation on Indemnitee without Indemnitee’s written consent. Neither the Company nor Indemnitee shall unreasonably withhold their consent to any proposed settlement.
6.
Partial Indemnification. If Indemnitee is entitled under any provisions of this Agreement to indemnification by the Company for some or a portion of Expenses and Losses but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses and Losses to which Indemnitee is entitled.
7.
Enforcement.
7.1
Burden of Proof. Indemnitee’s right to indemnification shall be enforceable by Indemnitee in any court of competent jurisdiction and shall be enforceable notwithstanding any adverse Determination (pursuant to clauses (i), (ii) or (iii) but not (iv) of the definition of Determination in Section 1). In any action in which Indemnitee seeks indemnification, the Company shall have the burden of proving that indemnification is not required under this Agreement. The termination of any Claim by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
7.2
Enforcement Expenses. In the event that any action is instituted in which Indemnitee or the Beneficiaries’ Representative seeks indemnification of Indemnitee under this Agreement, or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all costs and expenses, including reasonable attorneys’ fees and costs, incurred by Indemnitee with respect to such action, unless the court determines that such action was not brought in good faith or was frivolous.
8.
Severability. In the event that any provision of this Agreement is determined by a court to require the Company to do or to fail to do an act which is in violation of applicable law, such provision shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Agreement shall be enforceable in accordance with their terms.
9.
Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Washington.

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10.
Successors and Assigns. This Agreement shall be (i) binding upon all successors and assigns of the company (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law) and of the Beneficiaries’ Representative and (ii) shall be binding on and inure to the benefit of the spouses, heirs, personal representatives, and estate of Indemnitee. The Company shall not effect any sale of substantially all of its assets, merger, consolidation, or other reorganization unless the surviving entity agrees in writing to assume all the obligations of the Company under this Agreement and to indemnify Indemnitee and advance Expenses in accordance with this Agreement.
11.
Amendment. No amendment, modification, termination, or cancellation of this Agreement shall be effective unless made in a writing signed by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement (whether or not similar) nor shall such waiver constitute a continuing waiver.
12.
Deposit in Trust. The Company has created a Trust (the "Trust”) for the benefit of the Indemnitee and others (collectively, including Indemnitee, the “Beneficiaries”) in the form of Exhibit A (the “Trust Agreement”). Indemnitee is specifically acknowledged as a third party beneficiary of the Trust Agreement, and therefore, in addition to Indemnitee’s rights under this Agreement and any applicable insurance policy, Indemnitee shall also have the right to receive indemnification from the Trust in accordance with the terms of this Agreement and of the Trust Agreement. The Company agrees to fund and maintain the Trust Fund in accordance with the procedures set forth in Article II of the Trust Agreement and to discharge all its other obligations pursuant to the Trust Agreement.
13.
Procedure for Making Demand. Indemnitee shall first make demand upon the Company in accordance with the Indemnification Procedures of Section 4 to honor its indemnity obligation under this Agreement. If the Company shall fail to indemnify on a timely basis, the Beneficiary shall deliver a certificate to the Beneficiaries’ Representative setting forth the information required pursuant to section 4.7.1 of the Trust Agreement. Indemnitee shall not be required to institute a lawsuit or take other actions against the Company or any insurer to recover the unpaid amount prior to the Beneficiaries’ Representative making a demand and receiving payment from the Trustee on his or her behalf.
14.
Duties and Responsibilities of Beneficiaries’ Representative. The Beneficiaries’ Representative (and any successor Beneficiaries’ Representative) shall have the following affirmative duties and responsibilities:
14.1
To demand deposits from the Company so as to maintain the Minimum Balance and make any Additional Contribution as required by sections 4.3 and 4.4 of the Trust Agreement;
14.2
To demand payments by the Trustee to Indemnitee, upon demand by Indemnitee where, in the good faith judgment of the Beneficiaries’ Representative, the Indemnitee has satisfied the conditions for indemnification as set forth in this Agreement and the Trust Agreement;
14.3
To generally cause the Company and Trustee to discharge their respective responsibilities under this Agreement and the Trust Agreement, including the bringing of legal actions and proceedings to enforce such Agreement.
15.
Other Indemnity. The provisions in this Agreement are intended to be nonexclusive of indemnity under the Company’s articles of incorporation, bylaws, other agreements, vote of shareholders or disinterested directors, or otherwise. All applicable indemnity shall be interpreted and applied so as to provide Indemnitee with the broadest but nonduplicative indemnity to which he or she is entitled.

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16.
Communications. All notices, consents, or other communications required or contemplated by this Agreement shall be in writing and shall be deemed to have been given when delivered either by (a) personal delivery, (b) overnight courier, or (c) postage prepaid return receipt requested certified mail to the last address given to the Trustee by each respective Beneficiary. Notice by personal delivery shall be effective upon the date service is made, and notice by certified mail or overnight courier shall be effective on the date it is recorded as delivered by the U.S. Postal Service or the overnight courier, respectively.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Attest:		MICROSOFT CORPORATION

By		By
	Secretary	President

, Indemnitee

Indemnitee’s Address:

HUGH F. JOHNSTON,
Beneficiaries’ Representative

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Exhibit A

AMENDED AND RESTATED

DIRECTORS’ INDEMNIFICATION TRUST AGREEMENT

This AMENDED AND RESTATED DIRECTORS’ INDEMNIFICATION TRUST AGREEMENT (this “Trust” or this “Agreement”) between MICROSOFT CORPORATION, a Washington corporation (“Grantor”), and The Bank of New York Mellon Trust Company, N.A. the “Trustee”), whose address is 601 Travis Street, Houston, Texas 77002 and, as an additional party, Hugh F. Johnston (the “Beneficiaries’ Representative”) shall be effective as of June 30, 2025 (the “Effective Date”).

RECITALS

A.
Grantor initially established the directors’ indemnification trust by an agreement dated as of June 30, 2003 (the “Original Trust Agreement”) to be a source of indemnification for Grantor’s Directors who are eligible for such indemnification as stated in this Trust as it is in effect from time to time.
B.
Grantor and Beneficiaries of this Trust adopted an amendment to the Original Agreement in November 2006, and further amended and restated the Trust in July of 2010 and June 30 of 2016 (the “Amended and Restated Indemnification Trust Agreement”). Pursuant to an Assumption of Beneficiaries’ Representative Obligations Under Amended and Restated Directors’ Indemnification Trust Agreement, date as of December 4, 2019, Hugh F. Johnston agreed to serve as the successor Beneficiaries’ Representative under the Amended and Restated Indemnification Trust Agreement.
C.
Grantor has determined, after due diligence, that it has and will continue to derive substantial economic benefits from this Trust, including from economic terms that are more favorable to Grantor than obtaining protection for its Directors through the current director and officer insurance market.
D.
Grantor’s Articles of Incorporation (the “Articles”) provide for mandatory indemnification of Grantor’s Directors to the maximum extent provided by law, and as such, this Trust is not an exclusive source of indemnification for such Directors.
E.
Grantor has determined that continuation and further amendment of this Trust is necessary in order for Grantor to attract and retain the most qualified persons to serve as Directors.
F.
Grantor and the Beneficiaries under the Amended and Restated Indemnification Trust Agreement wish to amend certain provisions in that trust agreement and to restate in its entirety the Amended and Restated Indemnification Trust Agreement and replace it with this amended and restated Agreement. Grantor’s Board of Directors has acted by resolution adopted June 11, 2025 to amend and restate the Amended and Restated Indemnification Trust Agreement effective as of the Effective Date.
G.
Except as otherwise noted, the capitalized terms have the meaning ascribed to them in the body of this Agreement.

AGREEMENT

NOW, THEREFORE, as of the Effective Date, Grantor and the Trustee acknowledge that the funds held under the Amended and Restated Indemnification Trust Agreement shall be held in trust under this Agreement and the Trustee accepts the trust created hereby and agrees that it will hold all property which it may receive or hold hereunder specifically including the Minimum Balance as defined in Section 4.2 at the Effective Date, together with the additional funds, as custodian IN TRUST, for the purposes and upon the terms and conditions hereinafter stated, and Grantor, the Trustee and the Beneficiaries’ Representative agree as follows:

ARTICLE 1

DEFINITIONS

“Act” means the Washington Business Corporation Act RCW 23B or succession legislation.

“Additional Contributions” is defined in Section 4.4.

“Adverse Determination” is defined in Section 4.12.

“Agreement” is defined in the Preamble.

“Amended and Restated Indemnification Trust Agreement” is defined in Section B of the Recitals.

“Articles” is defined in Section D of the Recitals.

“Beneficiary” and “Beneficiaries” are defined in Section 3.1.

“Beneficiaries’ Representative” is defined in the Preamble.

“Board of Directors” means the board of directors of Microsoft Corporation as constituted from time to time.

“Business Day” means any day, excluding Saturday, Sunday and any day on which banking institutions located in New York, New York or Seattle, Washington are authorized by applicable law to be closed.

“Cash” means (a) currency of the United States, and (b) certificates of deposit or time deposits having, in each case, a tenor of not more than six (6) months, issued by any U.S. commercial bank or any branch or agency of a non-U.S. bank licensed to conduct business in the U.S. having combined capital and surplus of not less than $250,000,000 (including the Trustee and its affiliates).

“Change of Control” is defined in Section 3.1.

“Claim” or “Claims” includes, without limitation, any threatened, pending, or completed action, suit, or proceeding, whether civil, derivative, criminal, administrative, investigative, or otherwise, initiated by a person other than the Beneficiary (including any Claims by or in the right of Grantor), unless the Claim was initiated by the Beneficiary in good faith to establish or enforce a right to indemnification under the Articles, this Trust or applicable statute.

“Collateral” is defined in Section 4.12.

“Covered Act” means any act or omission (including, without limitation, any alleged breach of duty, neglect, error, misstatement, misleading statement, or otherwise, or appearing as or preparing to be a witness) by a Beneficiary, and any Claim against such Beneficiary, by reason of the fact that that Beneficiary is or was a director of Grantor, or of any subsidiary or division, or is or was serving at the request of Grantor as a director, officer, partner, trustee, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

“Corporate Securities” means US dollar denominated senior debt obligations that are obligations (whether direct or by virtue of guarantees) of corporations organized in the United States whose long-term, unsecured, unsubordinated debt securities are rated at least “A” (or its equivalent successor rating) in the case of Standard & Poor’s Ratings Group or “A2” (or its equivalent successor rating) in the case of Moody’s Investors Service, Inc.

“Demand” is defined in Section 4.7.1.

“Director” means a current, past or future member of the Board of Directors.

“Effective Date” is defined in the Preamble.

“Electronic Means” means the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Eligible Securities” means Cash, Treasury Securities, Government Securities, Municipal Securities, Corporate Securities, Money Market Funds and Other Eligible Securities. All Eligible Securities must be in a form suitable for delivery and retransfer, and must be capable of being priced by recognized third-party dealers.

“Excluded Claim” means any payment for Losses or Expenses in connection with any Claim the payment of which is Ultimately Determined to be prohibited by the Act, public policy, or other applicable law (including binding regulations and orders of, and undertakings or other commitments with, any governmental entity or agency) as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits Grantor to provide broader indemnification rights than said law permitted Grantor to provide prior to such amendment). For the avoidance of doubt, a “knowing violation of law” means a conscious, intentional and deliberate act or failure to act (a) that is a material breach of applicable law, (b) that is done with actual knowledge that such act or failure to act is a material breach of applicable law, (c) that is done with the intent that such act or failure to act will be a material breach of applicable law, (d) that is done with actual knowledge that such act or failure to act will inflict material harm on Grantor, (e) that is done with the intent that such act or failure to act will inflict material harm on Grantor, and (f) that such act or failure to act does inflict such material harm on Grantor. For the avoidance of doubt, “intentional misconduct” means a conscious, intentional and deliberate act or failure to act (a) that is done with actual knowledge that such misconduct will inflict material harm on Grantor, (b) that is done with the intent to inflict material harm on Grantor, and (c) that such misconduct does inflict such material harm on Grantor.

“Expenses” means any reasonable expenses incurred by Beneficiary as a result of a Claim or Claims made against him or her for Covered Acts including, without limitation, counsel fees and costs of investigative, judicial, or administrative proceedings and any appeals.

“Fines” shall include any fine, penalty or, with respect to an employee benefit plan, any excise tax, or penalty assessed with respect thereto.

“Government Securities” means bonds, notes, debentures, obligations or other evidence of indebtedness issued and/or guaranteed by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Government National Mortgage Association, including mortgage participation certificates, mortgage pass-through certificates and other mortgage-backed securities, but excluding collateralized mortgage obligations and mortgage-related securities representing payments of interest only or principal only and REMIC securities and CMBS (commercial mortgage backed securities).

“Grantor” is defined in the Preamble.

“Loss” means any amount which a Beneficiary is legally obligated to pay as a result of any Claim or Claims made against him or her for Covered Acts including, without limitation, Fines, damages, judgments, costs of defense of any Claims and sums paid in settlement of any Claim or Claims, specifically including fees of plaintiff’s counsel.

“Minimum Balance” is defined in Section 4.2.

“Money Market Funds” means money market funds rated “AAAm” by Standard & Poor’s Rating Service or having a rating in the highest investment category granted thereby from Moody’s Investors Service, including, without limitation, any mutual fund for which the Trustee or an affiliate of the Trustee serves as investment manager, administrator, shareholder servicing agent and/or custodian or subcustodian, notwithstanding that (a) the Trustee or an affiliate of the Trustee receives fees from funds for services rendered, (b) the Trustee collects fees for services rendered pursuant to this Agreement, which fees are separate from the fees received from such funds, and (c) services performed for such funds and pursuant to this Agreement may at times duplicate those provided to such funds by the Trustee or an affiliate of the Trustee.

“Municipal Securities” means senior and unsubordinated debt obligations that are obligations (whether direct or by virtue of guarantees) of U.S. state or municipal issuers whose long-term, unsecured, unsubordinated, debt securities are rated at least “A” (or its equivalent successor rating) in the case of Standard & Poor’s Ratings Group or “A2” (or its equivalent successor rating) in the case of Moody’s Investors Service, Inc., excluding “A” or “A2” rated debt securities of housing and hospital issuers and municipal funds and partnerships where the rating is not based upon the rating of a third-party credit enhancer of such securities.

“Officer” means any employee of Grantor elected, designated or appointed by the Board of Directors as an officer pursuant to Section 4.1 of the Bylaws of the Grantor as of July 1, 2009 and from time to time thereafter.

“Original Trust Agreement” is defined in Section A of the Recitals.

“Other Eligible Securities” means securities other than Cash, Corporate Securities, Treasury Securities, Government Securities, Money Market Funds and Municipal Securities mutually agreed upon in writing by the Beneficiaries’ Representative and Grantor.

“Sanctions” means all economic sanctions laws, rules, regulations, executive orders and requirements administered by any governmental authority of the United States (including the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”)), the United Nations Security Council, the European Union or HM Treasury.

“Treasury Securities” means securities issued or guaranteed by the United States government, including United States Department of the Treasury obligations and any other obligations the timely payment of principal and interest of which is fully and unconditionally guaranteed by the United States government.

“Trust” is defined in the Preamble.

“Trust Account” shall mean the trust account created by the Grantor in connection with this Trust and such other accounts as established from time to time by written request from the Grantor and Beneficiaries’ Representatives.

“Trust Fund” is defined in Section 4.1.

“Trustee” is defined in the Preamble.

“UCC” is defined in Section 4.12.3.

“Ultimate Determination” means a final order from which there is no further right of appeal in any action in which a Beneficiary seeks indemnification. Such an order shall constitute the Ultimate Determination of the Beneficiary’s right to indemnification from Grantor. “Ultimately Determined” shall have a correlative meaning.

ARTICLE 2

PRIOR COVERED ACTS AND CLAIMS

2.2
Indemnification for Covered Acts. The Beneficiaries under this Trust shall be indemnified for any Losses, Expenses or Fines that result from a Claim based on a Covered Act asserted while this Trust is in effect without regard to whether the Covered Act occurred on, before or after the establishment of this Trust. Rights to coverage as a Beneficiary under this Agreement shall be deemed to vest with and upon such person’s election as a Director. If a Beneficiary of this Trust was also a “Beneficiary” of the Original Trust and/or the Amended and Restated Indemnification Trust Agreement because such person was or is a Director prior to the Effective Date, such person shall be covered by this Trust as a Beneficiary under this Trust as well for “Covered Acts” as defined herein that occurred prior to the Effective Date.
2.3
Nonexclusive Remedy. The rights of Beneficiaries to indemnification from this Trust are limited to the assets of the Trust, but this does not limit any Beneficiary’s rights, if any, to indemnification (without duplication) from Grantor, or other Grantor arrangements or obligations, including but not limited to any applicable insurance coverage.

ARTICLE 3

THE BENEFICIARIES AND THE BENEFICIARIES’ REPRESENTATIVE

3.1
The Beneficiaries. All present and future Directors and all “Beneficiaries” of the Original Trust Agreement and/or the Amended and Restated Indemnification Trust Agreement who were “Beneficiaries” of such trusts as Directors shall be “Beneficiaries” of this Trust (and each a “Beneficiary”), provided, however, that if there is a Change of Control of Grantor, no directors elected or appointed after or in connection with such Change of Control shall be entitled to be Beneficiaries who were not Beneficiaries prior to such Change of Control. For purposes of this Agreement, “Change of Control” shall mean (a) a tender offer or exchange offer in which the purpose of such offer is to take over and control Grantor and such offer is accepted by owners of securities of Grantor representing 50% or more of the combined voting power of Grantor’s then outstanding voting securities, (b) Grantor is merged or consolidated with another corporation and as a result of such merger or consolidation less than 50% of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former shareholders of Grantor, (c) Grantor transfers substantially all of its assets to another corporation which is not a wholly-owned subsidiary of Grantor, or (d) during any period of twelve (12) consecutive months, individuals who at the beginning of such twelve (12) month period were directors of Grantor cease for any reason to constitute at least a majority of Grantor’s Board of Directors. The Beneficiaries’ Representative shall promptly notify the Trustee in writing of a Change of Control. Any Beneficiary shall remain a Beneficiary despite his or her resignation, removal, or other failure to continue to be a member of Grantor’s Board of Directors during the term of this Agreement. A person whose conduct gives rise to a right of indemnification both as a member of the Board of Directors and as an Officer of Grantor, shall be a Beneficiary hereunder as to all such conduct without being required to separate his or her activities between the role of Director and the role of Officer.
3.2
New Beneficiaries. If prior to a Change of Control an individual is duly elected to the Board of Directors, Grantor agrees to notify the Trustee and the Beneficiaries’ Representative promptly of such election or appointment; provided, however, Grantor’s failure to so notify the Trustee and the Beneficiaries’ Representative shall not affect in any way an individual Director’s rights as a Beneficiary under this Trust. The Trustee and the Beneficiaries’ Representative shall have the right to rely on the accuracy and completeness of any statement provided to it by Grantor’s Secretary, Assistant Secretary or Chief Executive Officer as to the Beneficiary status of any individual.

3.3
Beneficiaries’ Representative. Except as expressly provided elsewhere in this Agreement, all communications or demands made by and among the Trustee and the Beneficiaries are to be made through the individual then designated as the Beneficiaries’ Representative. The Beneficiaries’ Representative shall have the exclusive right to convey Demands from time to time on the Trustee to direct payment to one or more of the Beneficiaries.
3.4
Identity of Beneficiaries’ Representative.
3.4.1
The initial Beneficiaries’ Representative shall be the person identified as the Beneficiaries’ Representative in the first paragraph of this Agreement.
3.4.2
Any subsequent Beneficiaries’ Representative shall be a Beneficiary who is a present or past nonemployee Director of Grantor, designated in writing to the Grantor from time to time by a majority of the current nonemployee Directors who are Beneficiaries under this Agreement. For this purpose, a Director who has not been employed by Grantor during the current calendar year and the preceding three (3) years shall be regarded as a nonemployee Director. The Grantor and Beneficiaries shall be entitled to rely on the original appointment of that individual as the Beneficiaries’ Representative unless notified in writing of a change in the Beneficiaries’ Representative by a writing signed by the former Beneficiaries’ Representative. A Beneficiary shall be deemed to have consented to such change in Beneficiaries’ Representative if such Beneficiary is provided with notice of such change by the Grantor and does not provide written notice to the Grantor of objection to the change within ten (10) days. The Trustee shall be entitled to rely on such subsequent appointment as of the date such writing is received by the Trustee. In the absence of an effective appointment of a Beneficiaries’ Representative, the Grantor or any Beneficiary may, after ten (10) days’ written notice to all Beneficiaries and Grantor, petition a court of competent jurisdiction at the expense of the Trust for appointment of a Beneficiaries’ Representative who need not be a Beneficiary (if none are willing or able to serve), but shall in no event be an Officer or Director elected or appointed after a Change of Control who was not a Beneficiary prior to such Change of Control. The designation or appointment of a successor Beneficiaries’ Representative shall become effective only upon the execution of a counterpart of this Agreement whereby the successor Beneficiaries’ Representative shall assume and become bound by all the duties and responsibilities of a Beneficiaries’ Representative under this Agreement.
3.4.3
The Grantor shall notify the Trustee of any new Beneficiaries’ Representative. Until any such notification is received, the Trustee shall be entitled to treat the last identified Beneficiaries’ Representative as the Beneficiaries’ Representative for all purposes hereunder. Upon the execution of a counterpart of this Agreement by such new Beneficiaries’ Representative the Trustee shall be entitled, without inquiry, to treat such new Beneficiaries’ Representative as the Beneficiaries’ Representative for all purposes hereunder. Upon request, the Trustee shall be entitled to receive and rely on the accuracy and completeness of: (1) a written list delivered to the Trustee by Grantor, and certified by the Secretary of Grantor to be accurate and to have been prepared in good faith, identifying the names and addresses of all then current Beneficiaries, (2) a written notice delivered to the Trustee by Grantor, and certified by the Secretary of Grantor to be accurate and to have been prepared in good faith, identifying the name and address of the then current Beneficiaries’ Representative.

3.5
Right of Beneficiaries to Receive Payments. Subject to court order to the contrary, the rights of the Beneficiaries to make a Demand and receive distributions from the Trustee shall not be affected or diminished in any way by the existence of any dispute between one or more Beneficiaries and Grantor or anyone acting on behalf of Grantor in a derivative or representative capacity, and the Trustee in making distributions from the Trust Fund shall be entitled to rely upon the simple Demand of a Beneficiary, as conveyed by the Beneficiaries’ Representative pursuant to Section 4.7. Such distributions shall be made notwithstanding any notice or demand by or on behalf of Grantor or anyone acting on behalf of Grantor in a derivative or representative capacity that the distributions should not be made, whether based on Grantor’s claim that any Beneficiary is not entitled to some or all of the amount of such distributions or otherwise. The Trustee shall have no responsibility or liability to Grantor for making any payment despite having received any such notice or demand by or on behalf of Grantor. The Trustee shall have no responsibility to inquire into the accuracy or truthfulness of any such notice or demand, whether from Grantor or the Beneficiaries’ Representative.

ARTICLE 4

THE TRUST FUND

4.1
Trust Fund; Grantor Trust. The Trustee shall hold all property received by it as custodian in Trust hereunder as one fund in the Trust Account which, together with the income and gains therefrom and additions thereto, shall constitute the “Trust Fund.” The Trust is intended to be a grantor trust within the meaning of Section 671 of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly. The Trust Fund shall not be paid to Grantor or any trustee in bankruptcy of Grantor, shall be held separate and apart from other funds of Grantor and shall be used exclusively for the purposes set forth herein.
4.2
Minimum Balance. The Trustee shall continue to hold the amount in the Trust Fund immediately prior to the date of execution of this Agreement as part of the Minimum Balance under this Agreement. Grantor shall transfer as of the effective date of this Agreement an additional sum sufficient to cause the total balance held by the Trustee to equal $50,000,000 which thereafter shall be the “Minimum Balance,” to be held in trust, for the stated uses and purposes in accordance with the terms of this Agreement. Nothing contained in this Agreement shall preclude Grantor from making additional transfers of funds from time to time to the Trustee, whether required under the terms of this Agreement or not, to be held in trust as part of the Trust Fund. If Grantor makes additional transfers of funds to the Trust Fund, such additional transfers shall be deemed an increase of the Minimum Balance and Exhibit A shall be automatically amended without further action by the parties to this Agreement. Grantor and the Beneficiaries’ Representative shall periodically, but no less than every third anniversary of this Agreement, review the adequacy of the Minimum Balance.
4.3
Maintenance of Minimum Balance. The Trustee agrees to provide monthly reports to Grantor and the Beneficiaries’ Representative showing the current fair market value of the Trust Fund. If any such report shows that the current fair market value of the Trust Fund is less than the Minimum Balance, then within ten (10) days after such report, Grantor agrees to deliver cash funds to the Trustee equal to the difference between the fair market value of the Trust Fund and the Minimum Balance so that the Trust balance is at least equal to the Minimum Balance. Notwithstanding the foregoing, Grantor shall have no obligation to make payments to the Trustee in excess of $400,000,000 (including the Minimum Balance at the Effective Date and the additional funds contributed following execution of this Agreement) under or with respect to this Agreement.

4.4
Additional Contributions. Subject to the aggregate limitation of $400,000,000 set forth in Section 4.3, Grantor agrees to make additional contributions (“Additional Contributions”) to the Trust Fund within ten (10) days after receipt of a written request from the Beneficiaries’ Representative certifying in good faith that Claims have or are reasonably expected to be asserted against Beneficiaries and that estimated Losses and Expenses for all pending, threatened or anticipated Claims against all Beneficiaries are reasonably expected to exceed the then Trust Fund balance. A copy of the written certification shall be provided to the Trustee at the same time and in the same manner as it is provided to Grantor. The written certification shall be accompanied by an opinion of independent counsel to the effect that, based on the information made known to such counsel, (a) the Claims do not appear to be Excluded Claims and (b) the amount requested seems reasonable in the circumstances noted above. Independent counsel shall be selected by the Beneficiaries’ Representative and shall have no present or past professional relationship to the Beneficiaries who are the subject of the Claims.
4.5
Excess Balance. If at any time the fair market value of the Trust Fund shall exceed the Minimum Balance, plus any additional contributions which continue to be required pursuant to Section 4.4, Grantor shall be entitled to withdraw an amount equal to the excess over the said sum upon thirty (30) days’ advance written notice to the Beneficiaries’ Representative.
4.6
Direction of Investment. Notwithstanding anything contained in this Agreement to the contrary, Grantor retains the right to direct the investment of the Trust Fund and the Trustee shall have no duty to review or recommend investments; provided, however, that Grantor shall only direct the Trustee to invest the Trust Fund in Eligible Securities in accordance with Grantor’s current cash-management policies. If Grantor instructs the Trustee to invest in securities other than in Cash, Government Securities, Municipal Securities, Corporate Securities, Money Market Funds or Treasury Securities, such instruction shall be accompanied by the written consent of the Beneficiaries’ Representative as to the investment(s) in such Other Eligible Securities. If for any reason Grantor shall fail to direct the Trustee pursuant to written instructions as to how to invest the Trust Fund (including the consent of the Beneficiaries’ Representative if the proposed investment is in other than Eligible Securities), the Trustee shall invest the Trust Fund in accordance with the last instruction received. In the event the Trustee is required to make a distribution pursuant to Section 4.7 at a time when the Trust Fund has insufficient cash to cover such distribution, the Trustee shall promptly notify the Grantor. The Grantor shall then direct the Trustee as to which Trust investments to liquidate in order to cover the required distribution; if Grantor does not respond to the Trustee’s inquiry within two (2) Business Days the Trustee shall liquidate investments in the order specified in Exhibit B. The Trustee may purchase or sell to itself or any affiliate, as principal or agent, investments authorized by this Agreement. Grantor and the Beneficiaries’ Representative acknowledge that regulations of the Comptroller of the Currency grant the right to receive brokerage confirmations of the security transactions as they occur, at no additional cost. To the extent permitted by law, Grantor and the Beneficiaries’ Representative specifically waive compliance with 12 CFR 12 and hereby notify the Trustee that no brokerage confirmations need be sent relating to the security transactions as they occur.

4.7
Distributions from Trust Fund.
4.7.1
Duties of Beneficiary. A Beneficiary making a demand for indemnity shall certify in each demand regarding a Claim for a Covered Act (a “Demand”) delivered to the Beneficiaries’ Representative that (a) he or she is entitled to payment of at least the amount demanded, (b) no part of the Demand is an Excluded Claim or is precluded by the Act or applicable successor statute, (c) the Beneficiary will repay to the Trust any amounts paid or applied to or for the use of such Beneficiary in the event of an Ultimate Determination that such payments are Excluded Claims or precluded by the Act, or in the event the Beneficiary receives payment for the same Claim from another source, and (d) a request, properly made in compliance with the applicable provisions of the Articles or contract with respect to indemnification, to Grantor for indemnification or advancement of the amount demanded has remained unsatisfied for twenty (20) days and that no part of the amount then being demanded from the Trust Fund has previously been received from Grantor. The Demand shall also specify the amount of the demanded distribution and intended manner of receipt, along with an address and telephone number of the Beneficiary.
4.7.2
Duties of Beneficiaries’ Representative. The Beneficiaries’ Representative shall convey a Beneficiary’s Demand to the Trustee. Along with the conveyance of such Demand to the Trustee, the Beneficiaries’ Representative shall submit, in a writing signed by the Beneficiaries’ Representative, a statement (a) that the Demand is being made pursuant to the Articles and this Agreement, as each such may be amended or restated from time to time, provided that any such amendment shall be given effect under this Agreement only to the extent that the amendment provides broader indemnification rights than existed prior to such amendment, (b) that the Demand is for satisfaction of indemnification obligations of Grantor, (c) that the Demand is being made by a Beneficiary, (d) that specifies the amounts being demanded by the Beneficiary, and (e) that the Beneficiaries’ Representative is not aware of any facts or conditions that would make indemnification pursuant to this Agreement invalid, provided, however, that the Beneficiaries’ Representative has no duty to independently investigate the validity of a Demand.
4.7.3
Duties of Trustee. The Trustee shall deliver a copy of each Demand to Grantor as promptly as reasonably possible. A copy of the Beneficiaries’ Representative’s statement also shall be delivered to Grantor. As soon as practicable after any such Demand is conveyed by the Beneficiaries’ Representative, subject to the provisions of Section 3.5, the Trustee shall distribute funds to the Beneficiary specified in such Demand in the amount and manner set forth therein. If the Trustee does not have sufficient funds to satisfy all pending Demands of Beneficiaries in full, the Trustee shall make all reasonable efforts to make pro rata payments, less any amounts due the Trustee, to the Beneficiaries as specified by the Beneficiaries’ Representative. If and to the extent the Trust Fund is replenished, the Trustee shall continue to make pro rata distributions, less any amounts due the Trustee, until the Demand is satisfied or to satisfy subsequent Demands.

4.8
Taxes. Grantor agrees to pay any and all taxes on the Trust Fund or the income thereof, which taxes the Beneficiaries or the Trustee otherwise would be required to pay with respect to the interest of any person or persons therein, and to provide the Trustee and the Beneficiaries’ Representative with proof of payment of such taxes. This does not include any taxes payable upon an indemnification payment distribution from the Trust if the same would be taxable to the recipient Beneficiary under applicable law. The Trustee shall comply with all tax withholding obligations with respect to any indemnification payment distribution from the Trust under all applicable laws. The Trustee shall properly maintain all books and records related to any tax withholdings required to be performed by the Trustee hereunder, and, upon Grantor’s request, shall promptly provide to Grantor copies and evidences of such tax withholdings and related books and records. Grantor shall provide the Trustee with tax withholding direction (in written instruction) in respect of each indemnification payment distribution from the Trust to a Beneficiary, and provide any additional information necessary to determine whether any tax withholding is required and any appropriate tax forms and documents (including, without limitation, IRS Forms W-9 or W-8) as the Trustee may reasonably request.
4.9
Duties and Responsibilities of Beneficiaries’ Representative. The Beneficiaries’ Representative (and any successor Beneficiaries’ Representative) shall have the following affirmative duties and responsibilities:
4.9.1
To demand deposits from Grantor so as to maintain the Minimum Balance of the Trust in accordance with Section 4.3 and any Additional Contributions required by Section 4.4;
4.9.2
To demand payment by the Trustee to a Beneficiary who has made a Demand and who, in the good faith. judgment of the Beneficiaries’ Representative, has satisfied the conditions for indemnification as set forth in this Agreement and the Articles, provided, however, that the Beneficiaries’ Representative has no duty to independently investigate the validity of a Demand; and
4.9.3
To use commercially reasonable efforts to cause Grantor and the Trustee to discharge their respective responsibilities under this Agreement and the responsibilities of Grantor under the Articles, including the bringing of legal actions and proceedings to enforce such Agreement.
4.10
[Reserved].
4.11
Administrative Powers of Trustee. Subject to Grantor’s right pursuant to Section 4.6 to direct investment of the Trust Fund in Eligible Securities, the Trustee shall have the power to do any of the following:
4.11.1
To cause any investment to be registered and held in the name of one or more of its nominees, or one or more nominees of any system for the central handling of securities, without increase or decrease of liability;
4.11.2
To collect and receive any and all money and other property due to the Trust Fund and to give full discharge therefor; and
4.11.3
To hold uninvested, without liability for interest thereon, such monies received by the Trustee as the Trustee considers necessary to meet anticipated and imminent disbursements.

4.12
Adverse Determination. In the event the trust arrangement created hereby is deemed to be invalid or ineffective as a trust by a court of competent jurisdiction, whether in connection with the bankruptcy of one of the parties hereto or otherwise (an “Adverse Determination”), then the parties agree that the nature of their relationship shall be Grantor as debtor, the Trustee as securities intermediary and the Beneficiaries’ Representative as secured party for the benefit of the Beneficiaries. To that end, and to secure the obligation of Grantor to indemnify Beneficiaries, Grantor hereby grants the Beneficiaries’ Representative for the benefit of the Beneficiaries a continuing security interest in, and pledges all rights, title and interest in and to, the following (for purposes of this Section 4.12, the “Collateral”):
4.12.1
The Trust Account and the Trust Fund, and any certificates or instruments representing or evidencing the Trust Fund, and all cash, investment property, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise issued, distributed or distributable in respect of or in exchange for any or all of the Trust Fund;
4.12.2
All other investment property and other property hereafter issued, delivered or deliverable to Trustee in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, investment property, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise issued, distributed or distributable after the date hereof in respect of or in exchange for any or all thereof; and
4.12.3
All proceeds of all of the foregoing

Grantor and, at the direction of the Beneficiaries’ Representative, the Trustee shall execute such other documents and instruments as the Beneficiaries’ Representative reasonably may require from time to time to perfect and protect the first priority security interest of the Beneficiaries’ Representative on behalf of the Beneficiaries in the Collateral but the Trustee shall have no duty to prepare or file any such documents or instruments. In the event of an Adverse Determination, the Beneficiaries’ Representative shall have and shall be deemed to have had all the rights and remedies of a secured party under Article 9 of the Uniform Commercial Code (UCC) and may exercise any of the rights and remedies available to the Beneficiaries’ Representative under the UCC as in effect from time to time in the State of Washington or otherwise available to the Beneficiaries’ Representative, including, without limitation, sale, assignment or other disposal of the Collateral in exchange for cash or credit. Grantor agrees that a Demand is also a notice of disposition under Section 9-611 of the UCC and that five (5) Business Days is reasonable notice if notice of a disposition is required under Section 9-611 of the UCC. Furthermore, Grantor agrees that any Beneficiary may be the purchaser of the Collateral consisting of Cash, Corporate Securities, Government Securities or Municipal Securities at a private sale without notice because the Collateral is of a type sold on a recognized market or the subject of widely distributed standard price quotations. The Beneficiaries’ Representative shall provide the Trustee with an Adverse Determination notice as soon as practicable, although failure to provide such notice shall not affect the rights or obligations of the parties to this Trust, except that a Beneficiary shall not take any action with respect to the Trustee as securities intermediary until such notice is provided. Except for the amounts due to the Trustee pursuant to Section 7.3, the Trustee waives any right of set-off, banker’s lien or other lien or claim it may have to the Collateral.

Grantor covenants and agrees that it shall not pledge, assign, hypothecate or transfer its interest in the Trust Account or the Trust Fund. Grantor further covenants and agrees that it shall not so direct the Trustee, and the Trustee agrees that it will not acknowledge or agree to any such pledge, assignment, hypothecation or transfer.

ARTICLE 5

RESIGNATION, REMOVAL, OR DEATH OF TRUSTEE

5.1
Resignation of Trustee. The Trustee may resign at any time by delivering its written resignation to Grantor and the Beneficiaries’ Representative. Such resignation shall take effect sixty (60) days from the date of delivery or upon appointment of a successor pursuant to Section 5.3, whichever shall first occur.
5.2
Removal of Trustee. Grantor and the Beneficiaries’ Representative may remove the Trustee at any time by delivering to the Trustee a written notice of its removal and the appointment of a successor pursuant to Section 5.3.
5.3
Appointment of Successor Trustee.
5.3.1
Removal of the Trustee and the appointment of a successor Trustee shall take effect sixty (60) days following delivery to the Trustee of (a) an instrument in writing removing the Trustee and appointing such successor, executed by Grantor and accompanied by an instrument in writing signed by the Beneficiaries’ Representative certifying that a majority of the current non-employee Directors who are Beneficiaries agree to such removal and appointment, and (b) an acceptance in writing, executed by such successor, both acknowledged in the same form as this Agreement. The Trustee may agree to an earlier effective date. In the event of the merger, sale (of all or substantially all of the Trustee’s corporate trust business) or dissolution of the Trustee, a successor trustee shall be appointed by Grantor (which successor trustee may be in Grantor’s sole discretion the acquiring party or successor entity in the case of sale or merger of the Trustee) with the approval of the Beneficiaries’ Representative, which approval shall not be unreasonably withheld, and a writing to such effect and an acceptance in writing, as referred to above, shall be delivered to the Trustee. In order to qualify to serve as Trustee, any successor trustee must, at a minimum: (i) be authorized under state or federal law to exercise corporate trust powers, (ii) have a combined capital and surplus of at least $250,000,000, and (iii) be subject to supervision or examination by federal or state authority.
5.3.2
All of the provisions set forth herein with respect to the Trustee shall relate to each successor with the same force and effect as if such successor had been originally named as the Trustee under this Trust.
5.3.3
If a successor is not appointed within sixty (60) days after the Trustee gives notice of its resignation pursuant to Section 4.1, or within sixty (60) days after the Trustee’s merger, sale (of all or substantially all of the Trustee’s corporate trust business) or dissolution, the Trustee or the Beneficiaries’ Representative may apply to any court of competent jurisdiction at the expense of the Trust for appointment of a successor.
5.4
Transfer of Fund to Successor. Upon appointment of a successor trustee as set forth above, the Trustee shall transfer and deliver the Trust Fund to such successor with authority to retain only reasonable reserves pending settlement of its final account as provided in Section 7.4.

ARTICLE 6

DURATION, TERMINATION, AND AMENDMENT OF TRUST

6.1
Term.
6.1.1
The term of this Trust shall be for a period extending from the effective date of the Original Trust Agreement until June 30, 2035, unless extended or terminated according to the terms of this Trust. This Trust may be terminated by consent of a majority of the Board of Directors and a majority of the then living Beneficiaries; provided, however, no such termination shall be effective (a) following a Change of Control, or (b) so as to reduce indemnification otherwise available to a Beneficiary of this Trust for any Demand then existing and still pending or with respect to any later asserted Demand arising out of a Covered Act occurring before the effective date of such termination. Expiration or termination of this Trust shall operate prospectively only, so that all provisions of this Agreement shall remain in full force and effect as to any Demand asserted prior to the effective date of expiration or termination relating to a Covered Act that occurs prior to the effective date of expiration or termination. Grantor and the Beneficiaries’ Representative shall notify the Trustee of termination of the Trust by, with respect to Grantor, an instrument in writing executed by Grantor together with a certified copy of the resolution of the Board of Directors authorizing such termination and, with respect to the Beneficiaries’ Representative, written evidence of the consent of a majority of the then living Beneficiaries. Termination by consent of Grantor and a majority of the then living Beneficiaries shall be effective on the later to occur of (i) Grantor’s Board of Directors resolution and (ii) receipt by the Beneficiaries’ Representative of written consents from a majority of the then living Beneficiaries.
6.1.2
Grantor and the Beneficiaries’ Representative (jointly or separately) as applicable shall provide the Trustee and the Beneficiaries and their successors in interest with written notice of expiration at least thirty (30) days prior to the expiration date.
6.1.3
In the event of a proposed termination prior to the expiration of the term of this Trust, Beneficiaries may assert a Demand if, in such Beneficiaries’ good faith judgment, there is a reasonable likelihood that following such proposed termination, a Claim will be asserted arising out of a Covered Act that occurred before the effective date of such termination. If so made, such Demand(s) shall be treated as a then existing and still pending Demand hereunder.
6.2
Distribution Upon Termination. When this Trust expires or is terminated in accordance with Section 6.1, the Trustee shall distribute the Trust Fund to Grantor less any full and adequate provision or reserves for any distributions to be made pursuant to any outstanding Demands under Sections 4.7 and 6.1.3 and any deductions authorized or required by Section 7.3.
6.3
Amendment of Trust Instrument.
6.3.1
Except in the event of a Change of Control, this Trust may be amended by consent of a majority of the then current Board of Directors and the Trustee, provided, however, no such amendment shall be effective (a) following a Change of Control, or (b) so as to reduce indemnification or advancement of expenses otherwise available to a Beneficiary of this Trust for any Claim then existing and still pending or with respect to any later asserted Claim arising out of a Covered Act occurring before the effective date of such amendment and provided further, that approval of the Trustee shall only be required if the proposed amendment affects in any way the Trustee’s rights or duties under this Agreement. If the Trust is amended without the consent of the Trustee as permitted above, Grantor shall deliver notice of amendment to the Trustee or its successor in interest thirty (30) days prior to the proposed effective date of the amendment by an instrument in writing executed by Grantor and the Beneficiaries’ Representative, together with a certified copy of the resolution of Grantor’s Board of Directors authorizing such amendment. Grantor shall send a copy of such notice to each individual Beneficiary or his or her successors in interest.

6.3.2
In the event of a proposed amendment of this Trust, a Beneficiary may assert a Demand if, in the Beneficiary’s good faith judgment, there is a reasonable likelihood that following such proposed amendment, a Claim will be asserted arising out of a Covered Act that occurred before the effective date of such amendment and that will be affected by such amendment.

If so made, such Demand(s) shall be treated as a then existing and still pending Demand hereunder.

ARTICLE 7

RIGHTS AND OBLIGATIONS OF THE TRUSTEE

7.1
Duties of Trustee. The duties and liabilities of the Trustee shall at all times be limited to those expressly stated in this Agreement and no implied duties or covenants shall be read into this Agreement against the Trustee. The Trustee shall discharge its duties hereunder with the reasonable care of a professional bank custodian for hire providing similar services to those set forth in this Agreement.
7.2
Indemnification of Trustee. The Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized hereby or within the rights or powers conferred upon it hereunder, or taken or omitted by it in accordance with advice of counsel (which counsel may be of the Trustee’s own choosing and which may be house counsel of the Trustee), and shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind unless caused by willful misconduct or gross negligence. Grantor agrees to indemnify the Trustee and its officers, directors, agents and employees and hold it and them harmless against any and all liabilities, losses, claims, expenses (including reasonable attorneys’ fees and expenses) and damages incurred by it hereunder, except for liabilities, losses, claims, expenses, and damages incurred by the Trustee resulting from its own willful misconduct or gross negligence. This Section 7.2 shall survive the termination of this Agreement and the earlier removal or resignation of the Trustee.
7.3
Expenses and Compensation. The Trustee shall pay from the Trust Fund, to the extent not paid by Grantor, the Trustee’s reasonable expenses of administration of the Trust, including reasonable compensation and expenses of counsel (including house counsel) and any agents engaged by the Trustee to assist it in such administration. Grantor shall pay the Trustee reasonable compensation for its services as Trustee hereunder and the Trustee shall have a lien on the Trust Fund for such compensation and expenses until paid.
7.4
Accounts of Trustees. The Trustee shall keep full accounts of all of its receipts and disbursements. Its financial statements, books, and records with respect to the Trust Fund shall be open to inspection by Grantor or the Beneficiaries’ Representative or their representatives at all reasonable times during business hours of the Trustee and may be audited not more frequently than once in each fiscal year by an independent certified public accountant engaged by the Beneficiaries’ Representative. Within ninety (90) days after the close of each fiscal year, or any termination of the duties of the Trustee, the Trustee shall prepare, sign and submit in duplicate to Grantor an account of its acts and transactions as Trustee under this Trust.

7.5
Rights of Trustee. None of the provisions of this Agreement shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder. The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for the negligence or misconduct of any agent, attorney, custodian or nominee so appointed, provided, however, the Trustee shall be responsible for the performance of its obligations hereunder. Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. The Trustee shall not be liable for an error in judgment made in good faith by an officer or officers of the Trustee, unless the Trustee was grossly negligent in ascertaining the pertinent facts.

Whenever in the administration of the provisions of this Agreement the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by a certificate signed by the Beneficiaries’ Representative and an officer of Grantor and delivered to the Trustee, and such certificate, in the absence of gross negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement upon the faith thereof. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document.

7.6
Right to Vote Assets. (a) Whenever Eligible Securities in the Trust Account (including, but not limited to, warrants, options, conversions, subscriptions, takeovers, other forms of capital reorganizations, redemptions, tenders, options to tender or non mandatory puts or calls) confer optional rights on the Grantor or provide for discretionary action or alternative courses of action by the Grantor, the Grantor shall be responsible for making any decisions relating thereto and for instructing the Trustee to act. The Trustee shall notify the Grantor of rights or discretionary actions with respect to Eligible Securities as promptly as practicable under the circumstances, provided that the Trustee has actually received notice of such right or discretionary corporate action from the relevant depository, etc. Absent actual receipt of such notice, the Trustee shall have no liability for failing to so notify the Grantor. Absent the Trustee’s timely receipt of instructions, the Trustee shall not be liable for failure to take any action relating to or to exercise any rights conferred by such Eligible Securities. In order for the Trustee to act subject to this subsection, it must receive the Grantor’s Instructions (defined below) at the Trustee’s offices, by the deadline specified by the Trustee, in its sole discretion, from time to time. If the Trustee does not receive such written instructions prior to its specified deadlines, the Trustee shall not be liable for failure to take any action relating to or to exercise any rights conferred by such Eligible Securities.
(b)
In order to facilitate access by Grantor or its designee to ballots or online systems to assist in the voting of proxies received for eligible positions of securities held in the Trust Fund (excluding bankruptcy matters), the Trustee will, at the written request of Grantor upon the execution of this Agreement, appoint a provider of proxy voting services to act as agent of Grantor to provide global proxy voting services to Grantor. Trustee shall have no obligation or liability in respect of such proxy voting services or the acts or omissions of the provider of such proxy voting services.

7.7
Electronic Means. The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Agreement and delivered using Electronic Means; provided, however, that the Grantor shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Grantor whenever a person is to be added or deleted from the listing. If the Grantor or Beneficiaries’ Representative elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Grantor understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Grantor shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Grantor and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Grantor. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Grantor agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Grantor; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or by other transmission method, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by Electronic Means.
7.8
OFAC Certification and Covenants.
(a)
Throughout the term of this Agreement, the Grantor (i) will have in place and will implement commercially reasonable policies and procedures designed to prevent violations of Sanctions, including measures to accomplish effective and timely scanning of all relevant data with respect to its clients and with respect to incoming or outgoing assets or transactions relating to this Agreement; (ii) shall ensure that neither the Grantor, any of the Grantor’s affiliates, directors, officers, employees, nor any Beneficiary is an individual or entity that is, or is owned or controlled by an individual or entity that is: (A) the target of Sanctions; or (B) located, organized or resident in a country or territory that is, or whose government is, the target of Sanctions; and (iii) shall not, directly or indirectly, use the services and/or Accounts in any manner that would result in a violation by any party of Sanctions.

(b)
The Grantor will promptly provide to the Trustee such information as the Trustee reasonably requests in connection with the matters referenced in this Section 7.8, including information regarding the Beneficiaries, the Trust Fund, the assets in relation to which services are to be provided and the source thereof, and the identity of any individual or entity having or claiming an interest therein. The Trustee may decline to act or provide services, and take such other actions as it, in its reasonable discretion, deems necessary or advisable, in connection with the matters referenced in this Section 7.8. If the Trustee declines to act or provide services as provided in the preceding sentence, except as otherwise prohibited by applicable law or official request, the Trustee will inform the Grantor as soon as reasonably practicable.

ARTICLE 8

MISCELLANEOUS

8.1
Governing Law; Waiver of Jury Trial.
(a)
The validity, interpretation, performance, and enforcement of this Agreement and the Trust created hereby shall be governed by the laws of the State of Washington, provided, however, that the rights, duties, obligations and protections of the Trustee hereunder shall be governed by the laws of the State of New York. The parties irrevocably submit to the jurisdiction and venue of any Washington State or United States Federal Court sitting in Seattle, Washington. Any proceeding with respect to this Trust shall be in King County Superior Court unless otherwise consented to by Grantor. Notwithstanding the foregoing, with respect to any action regarding the rights, duties, obligation and protections of the Trustee hereunder each party consents to the jurisdiction of any state or federal court situated in New York City, New York in connection with any dispute arising hereunder and each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum.
(b)
Each party hereto hereby agrees not to elect a trial by jury of any issue triable of right by jury, and waives any right to trial by jury fully to the extent that any such right shall now or hereafter exist with regard to this Agreement, or any claim, counterclaim or other action arising in connection herewith. This waiver of right to trial by jury is given knowingly and voluntarily by each party, and is intended to encompass individually each instance and each issue as to which the right to a trial by jury would otherwise accrue.
8.2
Assignment; Successors. Neither this Agreement nor any rights or benefits hereunder may be assigned (including by operation of law), transferred, pledged or otherwise hypothecated without the prior written consent of the other parties, provided, however, in the event of a sale, dissolution or merger of the Trustee, only such consents to such event as set forth in Section 5.3.1 hereof shall be required. This Agreement and the Trust created hereby shall be binding upon and shall inure to the benefit of the spouses, heirs, and personal and legal representatives, estates of the Beneficiaries, and to the permitted assigns of the parties to this Trust.
8.3
Third Party Beneficiaries. The Beneficiaries are specifically acknowledged as third party beneficiaries of this Agreement and shall have the right to bring actions to enforce this Agreement where the Beneficiaries’ Representative fails to bring such an action or fails to prosecute an action in good faith following a demand by a Beneficiary to so act.
8.4
Enforcement Expenses. Grantor shall be responsible for all costs and expenses, including reasonable attorneys’ fees and costs, incurred in any action brought to enforce or interpret this Agreement, whether brought by the Beneficiaries’ Representative, a Beneficiary, the Trustee, or otherwise, unless the court determines that such Claim for enforcement was not brought in good faith or was frivolous.

8.5
Titles and Headings Not to Control. The titles to articles and headings of sections in this Agreement are for convenience of reference only and in case of any conflict the text of this Agreement, rather than any title or heading, shall control.
8.6
Notices, Consents and Other Communications. All notices, consents, or other communications required or contemplated by this Agreement shall be in writing and shall be deemed to have been given when delivered by (a) personal delivery, (b) prepaid overnight courier, (c) postage prepaid return receipt requested certified mail, or (d) email:

If to a Beneficiary from the Trustee:	The last address given to the Trustee by the Grantor or each respective Beneficiary

If to a Beneficiary from the Grantor:	The last address given to the Grantor by each respective Beneficiary

If to Beneficiaries’ Representative:	The last address given to the Trustee by the Beneficiaries’ Representative

If to Microsoft:	Microsoft Corporation One Microsoft Way Redmond, WA 98052-6399 Attention: Keith Dolliver, Vice President and Corporate Secretary Telephone No.: (425) 882-8080 Email: keithd@microsoft.com

With a copy to:	Perkins Coie LLP 1301 Second Avenue, Suite 4200 Seattle, WA 98101 Attention: Andrew B. Moore Telephone No.: (206) 359-8649 Email: AMoore@perkinscoie.com

If to Trustee:	The Bank of New York Mellon Trust Company, N.A. CSM – Vice President BNY Corporate Trust 311 South Wacker Drive Suite 6200B, Floor 62 Mailbox #44 Chicago, Illinois 60606 Yolanda.ash@bny.com (312) 827-8639

Notice by personal delivery shall be effective upon the date delivery is made and notice by certified mail or overnight courier shall be effective on the date it is recorded as delivered by the U.S. Postal Service or the overnight courier, respectively. Email notice shall be effective on the date sent to a valid address so long as no notice of failure of delivery is received by sender. Each Beneficiary and the Beneficiaries’ Representative shall provide Trustee and Grantor with prompt notice of changes of address.

8.7
Force Majeure. The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement to the extent caused, directly or indirectly, by natural disasters, fire, acts of God, strikes or other labor disputes, work stoppages, acts of war or terrorism, general civil unrest, actual or threatened epidemics, disease, act of any government, governmental authority or police or military authority, declared or threatened state of emergency, legal constraint, the interruption, loss or malfunction of utilities or transportation, communications or computer systems, or any other similar events beyond its reasonable control. The Trustee will use commercially reasonable efforts to minimize the effect of any such events.
8.8
Counterparts. This Agreement may be executed in two or more counterparts, and shall be deemed an original and shall bind the signatory but all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the others, it being understood that all parties need not sign the same counterpart.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 30th day of June, 2025.

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A.
(“Trustee”)

/s/ Glenn McKeever
Name: Glenn McKeever
Title: Agent

MICROSOFT CORPORATION
(“Grantor”)

/s/ Keith Dolliver
Name: Keith Dolliver
Title: Vice President and Corporate Secretary

ADDITIONAL PARTY
(“Beneficiaries’ Representative”)

/s/ Hugh F. Johnston
HUGH F. JOHNSTON

EXHIBIT A

The Trustee shall continue to hold the amount in the Trust Fund immediately prior to the date of execution of this Agreement as part of the Minimum Balance under this Agreement. Grantor shall transfer as of the effective date of this Agreement an additional sum sufficient to cause the total balance held by the Trustee to equal $50,000,000 which thereafter shall be the Minimum Balance, to be held in trust, for the stated uses and purposes in accordance with the terms of this Agreement.

EXHIBIT B

Liquidation of Investments. If Trustee receives no instructions from Grantor for the liquidation of assets pursuant to Section 4.6, Trustee shall liquidate the Trust Fund in the following order, liquidating the entire amount of each class of funds before liquidating additional funds from the next class sufficient to make a distribution:

1.
Cash
2.
Money market funds
3.
Other Eligible Securities (Treasury Securities, Government Securities, Municipal Securities, Corporate Securities), in order of nearest maturity